UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2021
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49728		87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

27-01 Queens Plaza North	Long Island City	New York	11101
(Address of principal executive offices)			(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Payroll Support Program 3

On May 6, 2021, JetBlue Airways Corporation (“JetBlue”) entered into a Payroll Support Program 3 Agreement (the “PSP3 Agreement”) with the United States Department of the Treasury (“Treasury”) governing its participation in the federal payroll support program for passenger air carriers under Section 7301 of the American Rescue Plan Act of 2021 pursuant to which Treasury will provide financial assistance to be used for the continuation of payment of employee wages, salaries, and benefits (the “Payroll Support Program 3”). In April 2020 and September 2020, JetBlue received funding under the original payroll support program established pursuant to Division A, Title IV, Subtitle B of the United States Coronavirus Aid, Relief, and Economic Security Act pursuant to a separate payroll support program agreement, warrant agreement and promissory note, as amended and supplemented. Further, in January 2021, March 2021 and April 2021, JetBlue received additional funding under the second payroll support program established pursuant to Subtitle A of Title V of Division N of the Consolidated Appropriations Act, 2021 (the “Second Payroll Support Payments”) pursuant to a separate payroll support program extension agreement, warrant agreement and promissory note, as amended and supplemented.

Pursuant to the Payroll Support Program 3, on May 6, 2021 Treasury provided to JetBlue a payment of approximately $270.6 million (the “Payroll Support 3 Payment”) under the PSP3 Agreement. The Payroll Support 3 Payment includes a grant of approximately $219.4 million and a loan of approximately $51.2 million, evidenced by a promissory note issued by JetBlue to Treasury (the “Promissory Note”). In consideration for the Payroll Support 3 Payment, on May 6, 2021 JetBlue also issued to Treasury warrants to purchase 257,175 shares of JetBlue’s common stock, $0.01 par value per share, at an exercise price of $19.90 per share (the “Warrants”), pursuant to a warrant agreement, dated May 6, 2021, with Treasury (the “Warrant Agreement”). The Promissory Note will mature 10 years after the Closing Date (as defined in the Promissory Note), and the Warrants will expire 5 years after issuance. The Promissory Note bears interest on the principal amount outstanding from time to time at an annual rate of 1.00% until the fifth anniversary of the Closing Date, or May 6, 2026, and the Applicable SOFR Rate (as defined in the Promissory Note) plus 2.00% thereafter until May 6, 2031. Interest is payable in arrears on the last business day of March and September of each year, beginning on September 30, 2021.

Except as stated above, the terms of the PSP3 Agreement, Warrant Agreement, Warrants and Promissory Note are materially identical to those which JetBlue entered into in connection with the Second Payroll Support Payments, and the Warrants were issued using the same exemption under the Securities Act of 1933, as amended, as the warrants issued in connection with the Second Payroll Support Payments, in each case, as further described in JetBlue’s Current Reports on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on January 22, 2021 and March 9, 2021, and Quarterly Report on Form 10-Q, filed with the SEC on April 30, 2021. In connection with JetBlue’s participation in the Payroll Support Program 3, JetBlue may also be entitled to receive an additional disbursement of up to $270.6 million, including a loan of up to $81.2 million (with respect to which JetBlue would issue to Treasury additional warrants to purchase common stock).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 above regarding the amended Promissory Note is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date:	May 10, 2021	By:	/s/ Alexander Chatkewitz
Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)